FORM OF

SCHEDULE A

(as of July 25, 2017)

CURRENCY HEDGED FUNDS	ANNUAL FEE AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS*	REAPPROVAL DATE	REAPPROVAL DAY**

Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF	0.65%	N/A	February 28th

Deutsche X-trackers MSCI EAFE Hedged Equity ETF	0.35%	N/A	February 28th

Deutsche X-trackers MSCI Brazil Hedged Equity ETF	0.60%	N/A	February 28th

Deutsche X-trackers MSCI Germany Hedged Equity ETF	0.45%	N/A	February 28th

Deutsche X-trackers MSCI Japan Hedged Equity ETF	0.45%	N/A	February 28th

Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF	0.60%	N/A	February 28th

Deutsche X-trackers MSCI Europe Hedged Equity ETF	0.45%	N/A	February 28th

Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF	0.45%	N/A	February 28th

Deutsche X-trackers MSCI South Korea Hedged Equity ETF	0.58%	N/A	February 28th

Deutsche X-trackers MSCI Mexico Hedged Equity ETF	0.50%	N/A	February 28th

Deutsche X-trackers MSCI All World ex-US Hedged Equity ETF	0.40%	N/A	February 28th

Deutsche X-trackers MSCI Eurozone Hedged Equity ETF	0.45%	N/A	February 28th

Deutsche X-trackers MSCI EAFE High Dividend Yield Hedged Equity ETF	0.45%	N/A	February 28th

Deutsche X-trackers MSCI Emerging Markets High Dividend Yield Hedged Equity ETF	0.65%	N/A	February 28th

Deutsche X-trackers MSCI Eurozone High Dividend Yield Hedged Equity ETF	0.45%	N/A	February 28th

Deutsche X-trackers MSCI All World ex US High Dividend Yield Hedged Equity ETF	0.45%	N/A	February 28th

Deutsche X-trackers MSCI EAFE Small Cap Hedged Equity ETF	0.45%	N/A	February 28th

EQUITY FUNDS

Deutsche X-trackers Japan JPX-Nikkei 400 Equity ETF[1]	0.40%	N/A	February 28th

Deutsche X-trackers MSCI Latin America Pacific Alliance ETF	0.55%	July 23, 2017	July 31st

Deutsche X-trackers FTSE Developed ex US Comprehensive Factor ETF	0.35%	N/A	February 28th

Deutsche X-trackers FTSE Emerging Comprehensive Factor ETF	0.50%	November 4, 2017	November 30th

Deutsche X-trackers Russell 1000 Comprehensive Factor ETF	0.19%	N/A	February 28th

Deutsche X-trackers Russell 2000 Comprehensive Factor ETF	0.30%	May 18, 2018	May 31st

Deutsche X-trackers MSCI Italy Hedged Equity ETF[2]	0.45%	N/A	February 28th

Deutsche X-trackers MSCI Southern Europe Hedged Equity ETF[3]	0.45%	N/A	February 28th

1 On May 24, 2017, the Board approved a reduction in the unitary management fee to 0.15%. The change will be effective as of the Transition Date (as defined below).

2 On May 24, 2017, the Board approved the following changes to the Fund: the Fund’s name will change to the “Deutsche X-trackers Germany Equity ETF” and the Fund will track the Solactive GBS Germany Large & Mid Cap USD Index TR. In addition, as of the effective date of those changes (the “Transition Date”), the Fund’s unitary management fee will be reduced to 0.15%.

3 Effective as of the Transition Date, the Board approved the following changes to the Fund: the Fund’s name will change to the “Deutsche X-trackers Eurozone Equity ETF” and the Fund will track the Solactive GBS Developed Markets European Monetary Union Large & Mid Cap USD Index TR. In addition, as of the Transition Date, the Fund’s unitary management fee will be reduced to 0.15%.

Deutsche X-trackers FTSE All World ex US Comprehensive Factor ETF	0.35%	May 24, 2019	May 31st

Deutsche X-trackers FTSE Developed Europe Comprehensive Factor ETF	0.30%	May 24, 2019	May 31st

Deutsche X-trackers FTSE Japan Comprehensive Factor ETF	0.30%	May 24, 2019	May 31st

Deutsche X-trackers Min Downside Volatility All World ETF	0.20%	May 24, 2019	May 31st

Deutsche X-trackers Min Downside Volatility Developed International ETF	0.20%	May 24, 2019	May 31st

Deutsche X-trackers Min Downside Volatility US Large Cap ETF	0.15%	May 24, 2019	May 31st

CHINA FUNDS

Deutsche X-trackers Harvest CSI 300 China A-Shares ETF	0.65%	N/A	February 28th

Deutsche X-trackers MSCI All China Equity ETF	0.60%	N/A	February 28th

Deutsche X-trackers Harvest CSI 500 China A-Shares Small Cap ETF	0.65%	N/A	February 28th

Deutsche X-trackers CSI 300 China A-Shares Hedged Equity ETF	0.70%	N/A	February 28th

FIXED INCOME FUNDS

Deutsche X-trackers Municipal Infrastructure Revenue Bond ETF	0.30%	N/A	February 28th

Deutsche X-trackers Investment Grade Bond - Interest Rate Hedged ETF	0.25%	N/A	February 28th

Deutsche X-trackers Emerging Markets Bond - Interest Rate Hedged ETF	0.45%	N/A	February 28th

Deutsche X-trackers High Yield Corporate Bond—Interest Rate Hedged ETF	0.35%	N/A	February 28th

Deutsche X-trackers Barclays International Treasury Bond Hedged ETF	0.25%	September 21, 2018	September 30th

Deutsche X-trackers Barclays International Corporate Bond Hedged ETF	0.30%	September 21, 2018	September 30th

Deutsche X-trackers Barclays International High Yield Bond Hedged ETF	0.40%	September 21, 2018	September 30th

Deutsche X-trackers USD High Yield Corporate Bond ETF	0.25%	September 21, 2018	September 30th

Deutsche X-trackers iBoxx Emerging Markets Quality Weighted Bond ETF	0.35%	September 21, 2018	September 30th

Deutsche X-trackers 0-1 Year Treasury ETF	0.12%	May 24, 2019	May 31st

Deutsche X-trackers Bloomberg Barclays Global Aggregate Bond ETF	0.12%	May 24, 2019	May 31st

* Expressed as a percentage of average daily net assets. Out of each Fund’s advisory fee, the Adviser will pay all of the expenses of the Fund, except for the fee payments under this Agreement, payments under the Fund’s 12b-1 plan, if any, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses.

** References to February 28 refer to February 29 in the case of a leap year.